Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink’s Delivers Strong Fourth-Quarter and Full-Year Revenue and EPS Growth
Full-year revenue growth of 8%, including highest organic growth in over a decade
Third consecutive quarter of double-digit organic revenue and operating profit growth
Management expects continued strong revenue and profit growth in 2023

4Q Highlights:
•Revenue up 8%, reflecting 12% organic growth
•Operating profit: GAAP $143M, non-GAAP $187M
•Operating margin: GAAP 12.0%, non-GAAP 15.7%
•GAAP net income down 9% to $45M, adjusted EBITDA up 18% to $247M
•EPS: GAAP up 4% to $1.01 vs $.97; non-GAAP up 25% to $2.10 vs $1.68

Full-Year Highlights:
•Revenue up 8%, reflecting 12% organic growth
•Operating profit: GAAP $361M, non-GAAP $550M
•Operating margin: GAAP 8.0%, non-GAAP 12.1%
•GAAP net income up 62% to $171M, adjusted EBITDA up 15% to $788M
•EPS: GAAP up 76% to $3.63 vs $2.06; non-GAAP up 26% to $5.99 vs $4.75

Full-Year 2023 Non-GAAP Outlook:
•Revenue between $4,800M and $4,950M; organic growth between 7-11%
•Non-GAAP operating profit between $615M and $665M; ~100 basis points margin expansion
•Adjusted EBITDA between $855M and $905M
•Non-GAAP EPS between $6.30 and $7.00 per share
•Free Cash Flow between $325M and $375M; conversion approximately 40% of Adj. EBITDA

Notes: Highest organic growth in over a decade based on total company organic revenue growth adjusted to exclude Venezuela prior to the 2018 deconsolidation. The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort - see explanation on page 3.

RICHMOND, Va., February 22, 2023 – The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services, today announced fourth-quarter and full-year results.
Mark Eubanks, president and CEO, said: “Our fourth quarter non-GAAP results reflect a strong finish to an outstanding year and provide solid momentum as we begin 2023. For the full year, we grew organic revenue 12% and organic operating profit 23%, delivering a total company operating profit margin of 12.1%, the highest operating profit margin in recent history. Revenue growth included 25% organic growth in digital retail solutions and 50% organic growth in ATM managed services – key strategic focus areas for Brink's. Operating profit growth included improved cost productivity, strong pricing discipline in an inflationary environment, growth in high-margin services and the early benefits of our late 2022 global restructuring efforts. Operating margin improvement was especially encouraging in North America, with the fourth-quarter over 15% for the first time in the history of the segment.”
“Building from our strong foundation and 2022 operating momentum, we are excited about our growth and profitability potential in 2023 and beyond. We are focused on continuing to raise the bar on our customer experience while enhancing productivity in the business and driving additional growth through innovation in digital retail solutions and ATM managed services. In 2023, we expect organic revenue growth between 7 and 11%, approximately 100 basis-points of operating profit margin expansion, Adjusted EBITDA between $855 and $905 million, EPS between $6.30 and $7.00, and free cash flow conversion of approximately 40%. This guidance reflects the next step forward in our commitment to provide comprehensive value-added solutions for our customers.” (See page 3 for a summary of 2023 guidance.)

Fourth-quarter and full-year results are summarized in the following tables.

(In millions, except for per share amounts)	Fourth-Quarter 2022 (vs. 2021)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)	Organic Change
Revenue	$1,191	8%	$1,191	8%	16%	12%
Operating Profit	$143	(2%)	$187	22%	34%	30%
Operating Margin	12.0%	(120 bps)	15.7%	170 bps	220 bps
Net Income / Adjusted EBITDA(a)	$45	(9)%	$247	18%	28%
EPS	$1.01	4%	$2.10	25%	42%

(In millions, except for per share amounts)	Full Year 2022 (vs. 2021)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)	Organic Change
Revenue	$4,536	8%	$4,536	8%	14%	12%
Operating Profit	$361	2%	$550	17%	26%	23%
Operating Margin	8.0%	(40 bps)	12.1%	90 bps	120 bps
Net Income / Adjusted EBITDA(a)	$171	62%	$788	15%	23%
EPS	$3.63	76%	$5.99	26%	40%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2022 non-GAAP results at 2021 exchange rates.

2023 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The 2023 Non-GAAP outlook reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.

2023 Non-GAAP Outlook(a)
Revenues	4,800 – 4,950
Operating profit	615 – 665
EPS from continuing operations attributable to Brink's	6.30 – 7.00

Operating profit margin	12.8 – 13.4%

Free cash flow before dividends	325 – 375

Adjusted EBITDA	855 – 905

Adjusted EBITDA margin	17.8 – 18.3%

Conference Call
Brink’s will host a conference call on February 22 at 8:30 a.m. ET to review fourth-quarter and full year results. Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at (https://dpregister.com/sreg/10174850/f598921aec) to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through March 1, 2023 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference replay access code is 7612755. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2021	December 31, 2022
Assets
Cash and cash equivalents	$710.3	972.0
Restricted cash	376.4	438.5
Accounts receivable, net	701.8	862.2
Right-of-use assets, net	299.1	314.5
Property and equipment, net	865.6	935.3
Goodwill and intangibles	1,902.9	1,986.4
Deferred income taxes	239.4	246.2
Other	471.2	610.9

Total assets	$5,566.7	6,366.0

Liabilities and Equity

Accounts payable	211.2	296.5
Debt	2,966.7	3,402.8
Retirement benefits	541.5	305.5
Accrued liabilities	877.3	1,019.4
Lease liabilities	241.8	249.9
Other	475.6	521.7
Total liabilities	5,314.1	5,795.8

Equity	252.6	570.2

Total liabilities and equity	$5,566.7	6,366.0

Selected Items - Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2021	2022
Net cash provided by operating activities	$478.0	479.9
Net cash used by investing activities	(454.7)	(331.2)
Net cash provided by financing activities	171.3	245.2

Effect of exchange rate changes on cash	(50.8)	(70.1)
Cash, cash equivalents and restricted cash:
Increase	143.8	323.8
Balance at beginning of period	942.9	1,086.7
Balance at end of period	$1,086.7	1,410.5

Supplemental Cash Flow Information

Capital expenditures	$(167.9)	(182.6)
Acquisitions	(313.2)	(173.9)
Depreciation and amortization	239.5	245.8
Cash paid for income taxes, net	(83.8)	(127.8)

The Brink’s Company and subsidiaries
(In millions, except percentages and per share amounts) (Unaudited)
Fourth-Quarter 2022 vs. 2021

GAAP		Organic	Acquisitions /			% Change
	4Q'21	Change	Dispositions(a)	Currency(b)	4Q'22	Total	Organic
Revenues:
North America	$373	40	3	(2)	413	11	11
Latin America	294	47	—	(29)	312	6	16
Europe	234	20	40	(31)	263	12	8
Rest of World	197	23	—	(17)	203	3	12
Segment revenues(g)	$1,098	129	44	(80)	1,191	8	12

Revenues - GAAP	$1,098	129	44	(80)	1,191	8	12

Operating profit:
North America	$50	12	1	—	62	25	24
Latin America	77	18	—	(12)	84	9	24
Europe	32	1	6	(4)	35	9	4
Rest of World	37	9	—	(3)	43	15	24
Segment operating profit	197	40	7	(19)	224	14	20
Corporate(c)	(43)	6	—	—	(37)	(14)	(13)
Operating profit - non-GAAP	$154	46	7	(19)	187	22	30

Other items not allocated to segments(d)	(8)	(21)	(5)	(11)	(45)	unfav	unfav
Operating profit (loss) - GAAP	$146	25	2	(30)	143	(2)	17

GAAP interest expense	(29)				(44)	50
GAAP interest and other income (expense)	(5)				(5)	(13)
GAAP provision for income taxes	61				45	(27)
GAAP noncontrolling interests	2				2	(17)
GAAP income from continuing operations(f)	47				48	1
GAAP EPS(f)	$0.97				1.01	4
GAAP weighted-average diluted shares	49.1				47.5	(3)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'21	Change	Dispositions(a)	Currency(b)	4Q'22	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,098	129	44	(80)	1,191	8	12

Non-GAAP operating profit	154	46	7	(19)	187	22	30

Non-GAAP interest expense	(29)				(44)	50
Non-GAAP interest and other income (expense)	4				4	(20)
Non-GAAP provision for income taxes	43				45	3
Non-GAAP noncontrolling interests	3				3	(6)
Non-GAAP income from continuing operations(f)	83				100	21
Non-GAAP EPS(f)	$1.68				2.10	25
Non-GAAP weighted-average diluted shares	49.1				47.5	(3)

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(d)See pages 8-10 for more information.
(e)Non-GAAP results are reconciled to applicable GAAP results on pages 11-14.
(f)Attributable to Brink's.
(g)Segment revenues equal our total reported non-GAAP revenues.
(h)As disclosed in the first quarter of 2021, an accrual adjustment was made that resulted in a positive $12.3 million for the North America segment with a corresponding offset to Corporate expense, resulting in no impact to consolidated operating profit for the quarter.

The Brink’s Company and subsidiaries
(In millions, except percentages and per share amounts) (Unaudited)

Full-Year 2022 vs. 2021

GAAP		Organic	Acquisitions /			% Change
	2021	Change	Dispositions(a)	Currency(b)	2022	Total	Organic
Revenues:
North America	$1,407	140	42	(5)	1,584	13	10
Latin America	1,126	164	3	(82)	1,211	8	15
Europe	917	85	43	(114)	931	2	9
Rest of World	750	105	6	(51)	809	8	14
Segment revenues(g)	$4,200	494	94	(252)	4,536	8	12

Revenues - GAAP	$4,200	494	94	(252)	4,536	8	12

Operating profit:
North America(h)	$148	3	7	—	159	7	2
Latin America	257	51	—	(31)	278	8	20
Europe	90	15	6	(12)	98	10	16
Rest of World	132	42	1	(10)	164	25	32
Segment operating profit	627	111	15	(53)	699	11	18
Corporate(c)(h)	(157)	(1)	—	9	(149)	(5)	1
Operating profit - non-GAAP	$471	110	15	(45)	550	17	23

Other items not allocated to segments(d)	(116)	(31)	(16)	(26)	(189)	63	27
Operating profit - GAAP	$355	78	(1)	(70)	361	2	22

GAAP interest expense	(112)				(139)	24

GAAP interest and other income (expense)	(7)				4	fav

GAAP provision for income taxes	120				41	(66)

GAAP noncontrolling interests	12				11	(7)

GAAP income from continuing operations(f)	103				174	68

GAAP EPS(f)	$2.06				3.63	76

GAAP weighted-average diluted shares	50.1				47.8	(5)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2021	Change	Dispositions(a)	Currency(b)	2022	Total	Organic

Segment revenues - GAAP/non-GAAP	$4,200	494	94	(252)	4,536	8	12

Non-GAAP operating profit	471	110	15	(45)	550	17	23

Non-GAAP interest expense	(111)				(138)	24

Non-GAAP interest and other income (expense)	19				16	(14)

Non-GAAP provision for income taxes	127				130	2

Non-GAAP noncontrolling interests	14				13	(7)

Non-GAAP income from continuing operations(f)	238				286	20

Non-GAAP EPS(f)	$4.75				5.99	26

Non-GAAP weighted-average diluted shares	50.1				47.8	(5)

Amounts may not add due to rounding.

See page 5 for footnote explanations.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2023 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, and free cash flow (and drivers thereof), the impact of the global restructuring plan, expected impact from deployment of tech-enabled solutions, including digital retail solutions and ATM managed services, strategic targets and initiatives, expected economic recovery, and the impact of macroeconomic factors.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, changes in interest rates, and interest rate increases; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2021, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2021 and 2022 (Unaudited)
(In millions, except for percentages)

	Revenues
	2021					2022
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$317.1	356.8	360.7	372.5	1,407.1	$368.8	401.6	400.6	413.1	1,584.1
Latin America	269.7	272.8	289.3	294.2	1,126.0	291.3	306.3	301.1	311.9	1,210.6
Europe	214.4	230.8	238.0	234.1	917.3	222.1	226.7	220.0	262.6	931.4
Rest of World	176.5	188.4	187.5	197.4	749.8	191.8	199.3	215.0	203.3	809.4
Segment revenues - GAAP and Non-GAAP	$977.7	1,048.8	1,075.5	1,098.2	4,200.2	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5

	Operating Profit
	2021					2022
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America(a)	$32.3	41.1	25.0	50.0	148.4	$24.4	34.1	38.2	62.4	159.1
Latin America	58.7	57.1	64.6	76.9	257.3	63.0	64.7	66.5	83.5	277.7
Europe	10.6	18.7	28.1	32.4	89.8	14.8	22.4	25.9	35.3	98.4
Rest of World	30.4	31.9	31.9	37.3	131.5	33.1	39.5	48.3	43.0	163.9
Corporate	(41.9)	(38.2)	(33.7)	(42.7)	(156.5)	(23.2)	(36.7)	(52.1)	(36.8)	(148.8)
Non-GAAP	90.1	110.6	115.9	153.9	470.5	112.1	124.0	126.8	187.4	550.3

Other items not allocated to segments(b)
Reorganization and Restructuring	(6.6)	(15.1)	(14.0)	(7.9)	(43.6)	(11.7)	(2.7)	(19.6)	(4.8)	(38.8)
Acquisitions and dispositions	(18.7)	(20.5)	(16.6)	(16.1)	(71.9)	(15.2)	(15.4)	(35.7)	(20.3)	(86.6)
Argentina highly inflationary impact	(3.9)	(2.6)	(2.3)	(3.1)	(11.9)	(6.1)	(9.0)	(12.0)	(14.6)	(41.7)
Change in allowance estimate	—	—	—	—	—	(16.7)	0.4	0.3	0.4	(15.6)
Ship loss matter	—	—	—	—	—	—	—	—	(4.9)	(4.9)
Chile antitrust matter	—	—	(9.5)	—	(9.5)	—	(0.8)	(0.3)	(0.3)	(1.4)
Internal loss	0.8	0.9	0.7	18.7	21.1	—	—	—	—	—
GAAP	$61.7	73.3	74.2	145.5	354.7	$62.4	96.5	59.5	142.9	361.3

	Margin
	2021					2022
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	10.2%	11.5	6.9	13.4	10.5	6.6%	8.5	9.5	15.1	10.0
Latin America	21.8	20.9	22.3	26.1	22.9	21.6	21.1	22.1	26.8	22.9
Europe	4.9	8.1	11.8	13.8	9.8	6.7	9.9	11.8	13.4	10.6
Rest of World	17.2	16.9	17.0	18.9	17.5	17.3	19.8	22.5	21.2	20.2
Non-GAAP	9.2	10.5	10.8	14.0	11.2	10.4	10.9	11.2	15.7	12.1

Other items not allocated to segments(b)	(2.9)	(3.5)	(3.9)	(0.8)	(2.8)	(4.6)	(2.4)	(6.0)	(3.7)	(4.1)
GAAP	6.3%	7.0	6.9	13.2	8.4	5.8%	8.5	5.2	12.0	8.0

(a)In the first quarter of 2021, we changed the method for calculating the allowance for doubtful accounts of the North America segment’s U.S. business. This change in method resulted in a $12.3 million operating profit increase in the segment, which was offset by a $12.3 million increase to Corporate expense, resulting in no impact to consolidated operating profit for the quarter. Historically, all Brink’s business units followed an internal Company policy for determining an allowance for doubtful accounts and the allowances were then reconciled to the required U.S. GAAP estimated consolidated allowance, with any differences reported as part of Corporate expense. Other than for the U.S. business, the reconciling differences were not significant. We changed the U.S. calculation of the allowance in order to more closely align it with the U.S. GAAP consolidated calculation and to minimize reconciling differences, resulting in the offsetting $12.3 million adjustments to align the methods.
(b)See explanation of items on pages 9-10.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
2022 Global Restructuring Plan
In the third quarter of 2022, management began a restructuring program across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. As a result of actions taken, we recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs. For the restructuring actions that were approved as of December 31, 2022, we expect to incur additional costs between $10 million and $14 million in future periods, primarily severance costs.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $16.6 million of net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. We recognized $43.6 million net costs in 2021, primarily severance costs. For the current restructuring actions that have not yet been completed, we expect to incur additional costs between $1 million and $3 million in future periods.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:

2022 Acquisitions and Dispositions Items
•Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.
•We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.
•Net charges of $7.8 million for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.
•Transaction costs related to business acquisitions were $5.6 million in 2022.
•Restructuring costs related to acquisitions were $0.2 million in 2022.
•Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

2021 Acquisitions and Dispositions Items
•Amortization expense for acquisition-related intangible assets was $47.7 million in 2021.
•We incurred $10.5 million in integration costs, primarily related to G4S, in 2021.
•Transaction costs related to business acquisitions were $6.5 million in 2021.
•Restructuring costs related to acquisitions were $5.3 million in 2021.
•Compensation expense related to the retention of key PAI employees was $1.8 million in 2021

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. In 2021, we recognized 11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. These amounts are excluded from non-GAAP results.

Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the coronavirus (COVID-19) pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. Brink’s continues to defend itself against the claim. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. As a result, we estimated an increase to bad debt expense of $26.7 million through the end of 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables losses. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. In 2022, we did not incur any charges related to the internal loss. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on pages 9-10 and in more detail in our Form 10-K, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2023 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2022. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Non-GAAP Results Reconciled to GAAP

	2021			2022
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$235.5	120.3	51.1%	$226.2	41.4	18.3%
Retirement plans(b)	29.8	7.7		11.1	2.9
Reorganization and Restructuring(a)	43.6	11.7		38.8	8.2
Acquisitions and dispositions(a)	68.8	2.5		85.2	20.7
Argentina highly inflationary impact(a)	12.3	(1.1)		45.6	(2.0)
Change in allowance estimate(a)	—	—		15.6	3.7
Valuation allowance on tax credits(c)	—	—		—	53.2
Ship loss matter(a)	—	—		4.9	1.3
Chile antitrust matter(a)	9.5	—		1.4	0.5
Internal loss(a)	(21.1)	(1.3)		—	—
Deferred tax valuation allowance(d)	—	(12.8)		—	—
Non-GAAP	$378.4	127.0	33.6%	$428.8	129.9	30.3%

Amounts may not add due to rounding.

(a)See “Other Items Not Allocated To Segments” on pages 8-10 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
(c)In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.
(d)There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results.
(e)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 30.3% for 2022 and 33.6% for 2021.
(f)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
(g)There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(h)Due to the impact of Argentina highly inflationary accounting, there was a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, and a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2021					2022
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$977.7	1,048.8	1,075.5	1,098.2	4,200.2	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5
Non-GAAP	$977.7	1,048.8	1,075.5	1,098.2	4,200.2	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5

Operating profit (loss):
GAAP	$61.7	73.3	74.2	145.5	354.7	$62.4	96.5	59.5	142.9	361.3
Reorganization and Restructuring(a)	6.6	15.1	14.0	7.9	43.6	11.7	2.7	19.6	4.8	38.8
Acquisitions and dispositions(a)	18.7	20.5	16.6	16.1	71.9	15.2	15.4	35.7	20.3	86.6
Argentina highly inflationary impact(a)	3.9	2.6	2.3	3.1	11.9	6.1	9.0	12.0	14.6	41.7
Change in allowance estimate(a)	—	—	—	—	—	16.7	(0.4)	(0.3)	(0.4)	15.6
Ship loss matter(a)	—	—	—	—	—	—	—	—	4.9	4.9
Chile antitrust matter(a)	—	—	9.5	—	9.5	—	0.8	0.3	0.3	1.4
Internal loss(a)	(0.8)	(0.9)	(0.7)	(18.7)	(21.1)	—	—	—	—	—
Non-GAAP	$90.1	110.6	115.9	153.9	470.5	$112.1	124.0	126.8	187.4	550.3

Operating margin:
GAAP margin	6.3%	7.0%	6.9%	13.2%	8.4%	5.8%	8.5%	5.2%	12.0%	8.0%

Non-GAAP margin	9.2%	10.5%	10.8%	14.0%	11.2%	10.4%	10.9%	11.2%	15.7%	12.1%

Interest expense:
GAAP	$(27.2)	(28.2)	(27.6)	(29.2)	(112.2)	$(27.9)	(32.4)	(34.7)	(43.8)	(138.8)
Acquisitions and dispositions(a)	0.3	0.5	0.3	0.2	1.3	0.4	0.3	0.3	0.2	1.2
Non-GAAP	$(26.9)	(27.7)	(27.3)	(29.0)	(110.9)	$(27.5)	(32.1)	(34.4)	(43.6)	(137.6)

Interest and other income (expense):
GAAP	$(5.5)	4.6	(0.7)	(5.4)	(7.0)	$(1.3)	3.4	6.3	(4.7)	3.7
Retirement plans(b)	6.4	6.7	7.2	9.5	29.8	3.1	1.8	1.6	4.6	11.1
Acquisitions and dispositions(a)	0.2	(1.2)	(3.3)	(0.1)	(4.4)	(0.7)	(1.7)	(1.8)	1.6	(2.6)
Argentina highly inflationary impact(a)	—	—	—	0.4	0.4	0.6	0.9	0.4	2.0	3.9
Non-GAAP	$1.1	10.1	3.2	4.4	18.8	$1.7	4.4	6.5	3.5	16.1

Taxes:
GAAP	$13.6	22.7	22.9	61.1	120.3	$(41.1)	29.3	8.5	44.7	41.4
Retirement plans(b)	1.9	1.8	1.2	2.8	7.7	0.7	0.7	0.7	0.8	2.9
Reorganization and Restructuring(a)	1.6	3.7	3.9	2.5	11.7	1.2	1.1	3.8	2.1	8.2
Acquisitions and dispositions(a)	0.5	1.7	1.2	(0.9)	2.5	0.8	1.0	12.7	6.2	20.7
Argentina highly inflationary impact(a)	(0.3)	(0.3)	(0.3)	(0.2)	(1.1)	(0.2)	(0.3)	—	(1.5)	(2.0)
Change in allowance estimate(a)	—	—	—	—	—	4.0	(0.1)	(0.1)	(0.1)	3.7
Valuation allowance on tax credits(c)	—	—	—	—	—	58.3	(3.3)	(2.2)	0.4	53.2
Ship loss matter(a)	—	—	—	—	—	—	—	—	1.3	1.3
Chile antitrust matter(a)	—	—	—	—	—	—	0.2	0.1	0.2	0.5
Internal loss(a)	(0.4)	(0.3)	(0.1)	(0.5)	(1.3)	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	(12.8)	(12.8)	—	—	—	—	—
Income tax rate adjustment(e)	4.7	1.9	2.0	(8.6)	—	2.4	0.6	6.5	(9.5)	—
Non-GAAP	$21.6	31.2	30.8	43.4	127.0	$26.1	29.2	30.0	44.6	129.9

Noncontrolling interests:
GAAP	$2.7	3.0	4.0	2.4	12.1	$2.9	3.0	3.4	2.0	11.3
Retirement plans(c)	—	—	—	—	—	—	0.1	—	—	0.1
Reorganization and Restructuring(a)	0.1	0.4	—	—	0.5	—	—	—	0.1	0.1
Acquisitions and dispositions(a)	0.5	(0.1)	0.2	0.3	0.9	0.3	0.2	0.3	0.2	1.0
Income tax rate adjustment(e)	(0.7)	0.4	(0.3)	0.6	—	(0.4)	(0.1)	(0.3)	0.8	—
Non-GAAP	$2.6	3.7	3.9	3.3	13.5	$2.8	3.2	3.4	3.1	12.5

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2021					2022
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Income (loss) from continuing operations attributable to Brink's:
GAAP	$12.7	24.0	19.0	47.4	103.1	$71.4	35.2	19.2	47.7	173.5
Retirement plans(b)	4.5	4.9	6.0	6.7	22.1	2.4	1.0	0.9	3.8	8.1
Reorganization and Restructuring(a)	4.9	11.0	10.1	5.4	31.4	10.5	1.6	15.8	2.6	30.5
Acquisitions and dispositions(a)	18.2	18.2	12.2	16.8	65.4	13.8	12.8	21.2	15.7	63.5
Argentina highly inflationary impact(a)	4.2	2.9	2.6	3.7	13.4	6.9	10.2	12.4	18.1	47.6
Change in allowance estimate(a)	—	—	—	—	—	12.7	(0.3)	(0.2)	(0.3)	11.9
Valuation allowance on tax credits(c)	—	—	—	—	—	(58.3)	3.3	2.2	(0.4)	(53.2)
Ship loss matter(a)	—	—	—	—	—	—	—	—	3.6	3.6
Chile antitrust matter(a)	—	—	9.5	—	9.5	—	0.6	0.2	0.1	0.9
Internal loss(a)	(0.4)	(0.6)	(0.6)	(18.2)	(19.8)	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	12.8	12.8	—	—	—	—	—
Income tax rate adjustment(e)	(4.0)	(2.3)	(1.7)	8.0	—	(2.0)	(0.5)	(6.2)	8.7	—
Non-GAAP	$40.1	58.1	57.1	82.6	237.9	$57.4	63.9	65.5	99.6	286.4

Adjusted EBITDA(f):
Net income (loss) attributable to Brink's - GAAP	$12.7	23.9	19.0	49.6	105.2	$71.3	35.1	19.2	45.0	170.6
Interest expense - GAAP	27.2	28.2	27.6	29.2	112.2	27.9	32.4	34.7	43.8	138.8
Income tax provision - GAAP	13.6	22.7	22.9	61.1	120.3	(41.1)	29.3	8.5	44.7	41.4
Depreciation and amortization - GAAP	54.8	61.7	61.6	61.4	239.5	61.0	60.3	58.6	65.9	245.8
EBITDA	$108.3	136.5	131.1	201.3	577.2	$119.1	157.1	121.0	199.4	596.6
Discontinued operations - GAAP	—	0.1	—	(2.2)	(2.1)	0.1	0.1	—	2.7	2.9
Retirement plans(b)	6.4	6.7	7.2	9.5	29.8	3.1	1.7	1.6	4.6	11.0
Reorganization and Restructuring(a)	6.4	14.6	13.7	8.1	42.8	11.7	2.7	19.5	3.8	37.7
Acquisitions and dispositions(a)	8.5	6.6	0.4	3.3	18.8	1.5	1.0	21.4	7.0	30.9
Argentina highly inflationary impact(a)	3.4	2.1	1.7	2.9	10.1	6.0	9.3	11.6	15.8	42.7
Change in allowance estimate(a)	—	—	—	—	—	16.7	(0.4)	(0.3)	(0.4)	15.6
Valuation allowance on tax credits(c)	—	—	—	—	—	—	—	—	—	—
Ship loss matter(a)	—	—	—	—	—	—	—	—	4.9	4.9
Chile antitrust matter(a)	—	—	9.5	—	9.5	—	0.8	0.3	0.3	1.4
Internal loss(a)	(0.8)	(0.9)	(0.7)	(18.7)	(21.1)	—	—	—	—	—
Income tax rate adjustment(e)	0.7	(0.4)	0.3	(0.6)	—	0.4	0.1	0.3	(0.8)	—
Share-based compensation(g)	7.6	11.1	9.2	6.1	34.0	7.1	14.9	14.3	12.3	48.6
Marketable securities (gain) loss(h)	(3.4)	(10.8)	(2.1)	(0.1)	(16.4)	(0.3)	(0.8)	(0.7)	(2.2)	(4.0)
Adjusted EBITDA	$137.1	165.6	170.3	209.6	682.6	$165.4	186.5	189.0	247.4	788.3

EPS:
GAAP	$0.25	0.47	0.38	0.97	2.06	$1.48	0.73	0.41	1.01	3.63
Retirement plans(b)	0.09	0.10	0.12	0.14	0.44	0.05	0.02	0.02	0.08	0.17
Reorganization and Restructuring(a)	0.10	0.22	0.20	0.11	0.63	0.22	0.03	0.33	0.06	0.64
Acquisitions and dispositions(a)	0.36	0.36	0.24	0.34	1.31	0.29	0.27	0.45	0.33	1.33
Argentina highly inflationary impact(a)	0.08	0.06	0.05	0.08	0.27	0.14	0.21	0.26	0.38	1.00
Change in allowance estimate(a)	—	—	—	—	—	0.26	(0.01)	—	(0.01)	0.25
Valuation allowance on tax credits(c)	—	—	—	—	—	(1.21)	0.07	0.05	(0.01)	(1.11)
Ship loss matter(a)	—	—	—	—	—	—	—	—	0.08	0.08
Chile antitrust matter(a)	—	—	0.19	—	0.19	—	0.01	—	—	0.02
Internal loss(a)	(0.01)	(0.01)	(0.01)	(0.37)	(0.40)	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	0.26	0.26	—	—	—	—	—
Income tax rate adjustment(e)	(0.08)	(0.05)	(0.03)	0.16	—	(0.04)	(0.01)	(0.13)	0.18	—
Non-GAAP	$0.79	1.15	1.14	1.68	4.75	$1.19	1.34	1.38	2.10	5.99

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2021					2022
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Depreciation and Amortization:
GAAP	$54.8	61.7	61.6	61.4	239.5	$61.0	60.3	58.6	65.9	245.8
Reorganization and Restructuring(a)	(0.1)	(0.1)	(0.3)	0.2	(0.3)	—	—	(0.1)	(0.9)	(1.0)
Acquisitions and dispositions(a)	(9.9)	(12.8)	(12.7)	(12.4)	(47.8)	(12.7)	(12.5)	(12.2)	(14.7)	(52.1)
Argentina highly inflationary impact(a)	(0.5)	(0.5)	(0.6)	(0.6)	(2.2)	(0.7)	(0.6)	(0.8)	(0.8)	(2.9)
Non-GAAP	$44.3	48.3	48.0	48.6	189.2	$47.6	47.2	45.5	49.5	189.8

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2021	2022
	Full Year	Full Year

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$478.0	479.9
Increase in restricted cash held for customers	(60.2)	(50.0)
Increase in certain customer obligations(a)	(15.7)	(50.0)
G4S intercompany payments(b)	2.6	—
Operating activities - non-GAAP	$404.7	379.9
Capital expenditures - GAAP	(167.9)	(182.6)
Proceeds from sale of property, equipment and investments	7.7	5.7
Free cash flow before dividends	$244.5	203.0

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.